THE GABELLI EQUITY TRUST INC. (the "Fund")

Exhibit Q1(a)

The Fund's Articles Supplementary Creating and Fixing the
Rights of 6.20% Series F Cumulative Preferred Stock, dated
November 7, 2006, is incorporated by reference to the Fund's Pre-Effective No. 2 as Exhibit 2 (a)(vi) to the
Fund's Registration Statement on Form N-2, as filed with the Securities and Exchange Commission via EDGAR on November 6, 2006 (Accession No. 0000950123-06-013535).